Exhibit 3


                             JOINT FILING AGREEMENT

                     In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, with no par value, of ICO, Inc.; and further agree that this Joint Filing Agreement be included as Exhibit 3 such joint filing. In evidence thereof, the undersigned hereby execute this Agreement this 28th day of December, 2000.



                                 TRAVIS STREET PARTNERS, LLC

                                 By: /s/ Christopher N. O'Sullivan
                                     ----------------------------------------
                                     Christopher N. O'Sullivan, Manager



                                 /s/ Timothy J. Gollin
                                 --------------------------------------------
                                 Timothy J. Gollin



                                 /s/ Christopher N. O'Sullivan
                                 --------------------------------------------
                                 Christopher N. O'Sullivan






                                     E-3-1